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                                                                EXHIBIT 10.38




                                   AGREEMENT



         This Agreement is entered into as of this 8th day of February, 1996, by and between Platinum Software Corporation, a Delaware corporation (the "Company"), and Carmelo J. Santoro ("Santoro"), with reference to the following:


                                    RECITALS


         A. Santoro is the Chairman of the Board of Directors of the Company; and

         B. The Company and Santoro desire to assure that the Company will have the continued dedication of Santoro and to provide Santoro with the compensation and benefits arrangements set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Involuntary Termination. In the event that (i) Santoro is involuntarily removed from the Board of Directors or is not included in the management slate of Directors at any annual meeting or special meeting of stockholders during which Directors will be elected, or (ii) Santoro shall involuntarily be removed as Chairman of the Board, then in either such event, all options to purchase shares of Common Stock of the Company held by Santoro, as set forth on Exhibit A attached hereto (collectively, the "Options"), shall accelerate and become exercisable as of the date of any such termination.

         2. Voluntary Termination of Position. In the event that Santoro shall voluntarily terminate his position as a member of the Board of Directors of the Company or as Chairman of the Board of Directors, the next vesting installment of the Options shall accelerate such that the number of Options which shall be exercisable as of the date of termination shall be the number of Options exercisable on the next date of vesting following the date of termination.

         3. Consulting. In the event of any termination of Santoro's position as a member of the Board of Directors, whether pursuant to paragraph 1 or 2 above, Santoro shall remain available to provide advice and consulting to the Company, subject to his availability, existing commitments and schedule, for a period of fifteen (15) months following such termination. As a result, Santoro shall be deemed to continue to be a "Service Provider" to the Company for the fifteen (15) month period; provided, however, that except as provided in Section 1 and Section 2 above, the Options shall not continue to vest following the date of termination of Santoro's position as a member of the Board of Directors. The Options as so vested on the date of termination shall therefor be exercisable by Santoro for a period of eighteen (18) months following any such termination.

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         4.      Repricing.  The Options held by Santoro to purchase sixty
thousand (60,000) shares of Common Stock at a purchase price of $21.17 per share as set forth in that certain Stock Option Agreement dated April 16, 1993 are hereby repriced to $7.87 per share, effective as of the date hereof.

         5. General. This Agreement, together with the agreements relating to the Options, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and understandings of the parties. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement. This Agreement shall be construed under and enforced in accordance with and governed by the laws of the State of California.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                     PLATINUM SOFTWARE CORPORATION


                                     By:
                                          --------------------------------------
                                          Richard Goeglein
                                          Chairman of the Compensation Committee


                                          --------------------------------------
                                          Carmelo J. Santoro



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                                   EXHIBIT A



OPTIONS                                                                          EXERCISE PRICE
- -------                                                                          --------------
Option to Purchase 60,000 Shares of Common Stock (4/16/93 Grant - 1990 Plan)         $21.17
Option to Purchase 150,000 Shares of Common Stock (4/20/94 Grant - 1990 Plan)        $ 4.25
Option to Purchase 150,000 Shares of Common Stock (4/20/94 Grant - 1994 Plan)        $ 4.25
Option to Purchase 200,000 Shares of Common Stock (9/1/94 Grant - 1994 Plan)         $ 7.375





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